Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated May 2, 2022 with respect to the Common Stock, $0.0001 par value per share of IDEAYA Biosciences, Inc., a Delaware corporation, and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: May 2, 2022

BIOTECHNOLOGY VALUE FUND, L.P.		Biotechnology Value Trading Fund OS LP

By:	BVF I GP LLC., its general partner
		By:	BVF Partners L.P., its investment manager
By:	/s/ Mark N. Lampert	By:	BVF Inc., its general partner
Mark N. Lampert
	Chief Executive Officer	By:	/s/ Mark Lampert
Mark Lampert
President
BVF I GP LLC

By:	/s/ Mark N. Lampert	BVF GP HOLDINGS LLC
Mark N. Lampert
	Chief Executive Officer	By:	/s/ Mark Lampert
Mark Lampert
Chief Executive Officer
BIOTECHNOLOGY VALUE FUND II, L.P.

By:	BVF II GP LLC, its general partner	BVF PARTNERS L.P.

By:	/s/ Mark N. Lampert	By:	BVF Inc., its general partner
Mark N. Lampert
	Chief Executive Officer	By:	/s/ Mark N. Lampert
Mark N. Lampert
President
BVF II GP LLC

By:	/s/ Mark N. Lampert	BVF INC.
Mark N. Lampert
	Chief Executive Officer	By:	/s/ Mark Lampert
Mark Lampert
President
BVF PARTNERS OS LTD.

By:	BVF Partners L.P., its sole member	/s/ Mark N. Lampert
By:	BVF Inc., its general partner	MARK N. LAMPERT

By:	/s/ Mark N. Lampert
Mark N. Lampert
President